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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form SB-2, Amendment No. 1, of WorldWater Corp. and Subsidiaries of our report dated March 23, 2005, relating to the consolidated financial statements of WorldWater Corp. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  AMPER, POLITZINER & MATTIA P.C.

Edison, New Jersey
Date: April 14, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM